UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 31, 2012

Inter Parfums, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. EmployerIdentification No.)

551 Fifth Avenue, New York, New York 10176

(Address of Principal Executive Offices)

212. 983.2640

(Registrant's Telephone number, including area code)

________________________________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

In December 2011, Inter Parfums, Inc. ( the “Company”) and Burberry began discussions regarding the potential establishment of a new operating structure for the Burberry fragrance and beauty business. On July 16, 2012, while discussions were still underway, Burberry exercised its option to buy out the license rights effective December 31, 2012. The exit payment of €181 million (approximately $237 million at current exchange rates) was made by Burberry to the Company on December 21, 2012.

Item 7.01 Regulation FD Disclosure

As previously disclosed, on October 11, 2012 the Company and Burberry entered into a transition agreement in order to facilitate a smooth transition. The transition agreement provides for an extension of certain license rights and obligations for an additional three month period ending on March 31, 2013. The Company will continue to operate certain aspects of the business for the brand including product development, testing, and distribution.

Item 9.01 Financial Statements and Exhibits

(b) Pro-forma Financial Statements

The following unaudited Pro Forma Consolidated Financial Statements of the Company for the year ended December 31, 2011 and as of and for the nine months ended September 30, 2012 are attached hereto:

Description	Page Number

Pro Forma Consolidated Balance Sheet as of September 30, 2012	F-1

Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2012	F-2

Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2011	F-3

Forward Looking Statements

Statements in this report which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions or expectations will be achieved. In some cases you can identify forward-looking statements by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will" and "would" or similar words. You should not rely on forward-looking statements because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Inter Parfums' annual report on Form 10-K for the fiscal year ended December 31, 2011 and the reports Inter Parfums files from time to time with the Securities and Exchange Commission. We do not intend to and undertake no duty to update the information contained in this press release.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 4, 2013	Inter Parfums, Inc.

	By:	/s/ Russell Greenberg
Russell Greenberg,
Executive Vice President and Chief Financial Officer

INTER PARFUMS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

September 30, 2012

(In thousands except share and per share data)

(Unaudited)

ASSETS

	As	Pro Forma
	Reported	Adjustments		Pro Forma
Current assets:
Cash and cash equivalents	$25,851	$253,557	(a)	$279,408
Accounts receivable, net	167,207			167,207
Inventories	161,058	(19,395	)(b)	141,663
Receivables, other	1,726			1,726
Other current assets	6,376			6,376
Income tax receivable	677			677
Deferred tax assets	9,641			9,641
Total current assets	372,536	234,162		606,698
Equipment and leasehold improvements, net	15,911	(7,033	)(c)	8,878
Goodwill	2,761			2,761
Trademarks licenses and other intangible assets, net	103,162	(7,645	)(d)	95,517
Other assets	2,176			2,176

Total Assets	$496,546	$219,484		$716,030

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Loans payable - banks	$1,385			$1,385
Accounts payable - trade	69,644			69,644
Accrued expenses	49,860	13,518	(e)	63,378
Income taxes payable	8,670	77,114	(f)	85,784
Dividends payable	2,446			2,446
Total current liabilities	132,005	90,632		222,637
Deferred tax liability	5,605	(2,760	)(g)	2,845
Equity:
Inter Parfums, Inc. shareholders' equity:
Common stock, $.001 par; authorized
100,000,000 shares; outstanding 30,576,426
at September 30, 2012	31			31
Additional paid-in capital	52,408			52,408
Retained earnings	252,471	96,418	(h)	348,889
Accumulated other comprehensive income	7,854			7,854
Treasury stock, at cost, 10,009,492
shares at September 30, 2012 and	(34,151)			(34,151)

Total Inter Parfums, Inc. shareholders' equity	278,613	96,418		375,031
Noncontrolling interest	80,323	35,194	(h)	115,517

Total Equity	358,936	131,612		490,548

Total Liabilities and equity	$496,546	$219,484		$716,030

F-1

INTER PARFUMS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Nine Months Ended September 30, 2012

(In thousands except per share data)

(Unaudited)

	As	Pro Forma
	Reported	Adjustments		Pro Forma

Net sales	$477,187	$(213,233	)(a)	$263,954

Cost of sales	181,535	(66,200	)(a)	115,335

Gross margin	295,652	(147,033)		148,619

Selling, general and administrative	229,190	(108,791	)(a)	120,399

Income from operations	66,462	(38,242)		28,220

Other expenses (income):
Interest	1,195	(584	)(a)	611
(Gain) loss on foreign currency	2,584	(1,160	)(a)	1,424
Interest income	(887)	251	(a)	(636)

	2,892	(1,493)		1,399

Income before income taxes	63,570	(36,749)		26,821

Income taxes	22,658	(12,890	)(b)	9,768

Net income	40,912	(23,859)		17,053

Less: Net income attributable to the
noncontrolling interest	9,389	(6,323	)(c)	3,066

Net income attributable to Inter Parfums, Inc.	$31,523	$(17,536)		$13,987

Earnings per share:
Net income attributable to Inter Parfums, Inc.
common shareholders’:
Basic	$1.03	$(0.57)		$0.46
Diluted	$1.03	$(0.57)		$0.46

F-2

INTER PARFUMS, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF INCOME

Year Ended December 31, 2011

(In thousands except per share data)

(Unaudited)

	As	Pro Forma
	Reported	Adjustments		Pro Forma

Net sales	$615,220	$(307,681	)(a)	$307,539

Cost of sales	228,446	(90,651	)(a)	137,795

Gross margin	386,774	(217,030)		169,744

Selling, general and administrative	318,998	(175,286	)(a)	143,712
Impairment of goodwill	837			837

Income from operations	66,939	(41,744)		25,195

Other expenses (income):
Interest	2,197	(838	)(a)	1,359
(Gain) loss on foreign currency	(1,546)	666	(a)	(880)
Interest income	(1,105)	586	(a)	(519)

	(454)	414		(40)

Income before income taxes	67,393	(42,158)		25,235

Income taxes	24,444	(15,219	)(b)	9,225

Net income	42,949	(26,939)		16,010

Less: Net income attributable to the
noncontrolling interest	10,646	(7,065	)(c)	3,581

Net income attributable to Inter Parfums, Inc.	$32,303	$(19,874)		$12,429

Earnings per share:
Net income attributable to Inter Parfums, Inc.
common shareholders’:
Basic	$1.06	$(0.65)		$0.41
Diluted	$1.05	$(0.65)		$0.40

F-3

INTER PARFUMS, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation

In December 2011, the Company and Burberry began discussions regarding the potential establishment of a new operating structure for the Burberry fragrance and beauty business. On July 16, 2012, while discussions were still underway, Burberry exercised its option to buy out the license rights effective December 31, 2012. On July 26, 2012, discussions with Burberry on the creation of a new operating model were discontinued as we were unable to agree on final terms. On October 11, 2012 the Company and Burberry entered into a transition agreement in order to facilitate a smooth transition. The transition agreement provides for an extension of certain license rights and obligations for an additional three months period ending on March 31, 2013. The Company will continue to operate certain aspects of the business for the brand including product development, testing, and distribution. The transition agreement also provides for non-exclusivity for manufacturing, a cap on sales of Burberry products, a reduced advertising requirement and no minimum royalty amounts.

The exit payment of €181 million (approximately $237 million at current exchange rates) was made by Burberry to the Company on December 21, 2012. The Company has determined that the buy out of the license was consummated as of December 31, 2012 and therefore the effect of the transition agreement will be recorded at that date. The resulting gain has not been included in the consolidated statements of income since it is nonrecurring.

The unaudited pro forma consolidated financial statements have been prepared by management of the Company based upon the historical financial statements of the Company and include pro forma adjustments to account for Burberry’s buy out of its license. Pro forma consolidated balance sheet adjustments are translated to U.S. dollars at the rate of exchange on September 30, 2012, and pro forma consolidated income statement adjustments are translated at average rates of exchange prevailing during the respective periods.

The historical financial information of the Company has been derived from the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. The unaudited pro forma balance sheet was prepared as if the buy out occurred as of September 30, 2012. The unaudited pro forma consolidated statements of income for the year ended December 31, 2011 and the nine months ended September 30, 2012, were prepared as if the buy out occurred as of the 1st day of each presented period. The pro forma adjustments are based on factually supportable available information.

The unaudited pro forma statements presented have been provided for illustrative purposes only and do not purport to represent what the financial position or results of operations of the Company would have been had the buy out of the license rights occurred on the dates noted above, or to project the results of operations or financial position of the Company for any future periods. In the opinion of management, all necessary adjustments to the unaudited pro forma financial information have been made.

F-4

2. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

(a)	To record the cash received from Burberry representing the exit payment of $234 million as well as the estimated net cash proceeds of $19.5 million resulting from the execution of the transition agreement (i.e. $22.1 million for the sale of inventories and other tangible assets less $2.6 million in other negotiated settlements). No adjustments have been made for accounts receivable aggregating approximately $89 million and accounts payable and accrued expenses aggregating approximately $55 million all relating to the Burberry brand as of September 30, 2012, as they are expected to be collected and paid for in the ordinary course of business. In addition, no adjustment has been made for additional inventories aggregating approximately $72 million related to the Burberry brand as of September 30, 2012, as the inventories are expected to be sold in the ordinary course of business.

(b)	To eliminate the net book value of inventories expected to be sold to Burberry, assuming the transaction occurred on September 30, 2012.

(c)	To eliminate the net book value of equipment expected to be sold to Burberry or written-off, assuming the transaction occurred on September 30, 2012.

(d)	To eliminate the net book value of the licenses, assuming the transaction occurred on September 30, 2012.

(e)	To record liability for employee profit sharing resulting from gain on buy out as required pursuant to the laws of France.

(f)	To record the tax liability as a result or the effect of (a), (c) and (e) above.

(g)	To eliminate the tax liability as a result of effect of (d) above.

(h)	To record the estimated pro forma gain on the transaction including the portion of the gain allocable to the noncontrolling interest. The actual gain on the transaction is subject to adjustments.

3. Adjustments to the Unaudited Pro Forma Consolidated Statements of Income

(a)	To eliminate the revenues and expenses which are directly related to Burberry brand activities.

(b)	To adjust provision for income taxes applying intra-period allocation rules for income taxes.

(c)	To allocate the net income effect of pro forma adjustments which are attributable to the noncontrolling interest.

F-5